Exhibit 99.1

Joint Filer Information

Date of Earliest Transaction Reported in Statement: May 27, 2010

Issuer Name and Ticker or Trading Symbol:
Sears Holdings Corporation (SHLD)

Designated Filer: Edward S. Lampert

Other Joint Filers: ESL Investments, Inc., RBS Partners, L.P.,
ESL Partners, L.P. and ESL Investors, L.L.C.

Addresses: The principal business address of each of the Joint Filers above is 200 Greenwich Avenue, Greenwich, CT 06830.



Signatures:

EDWARD S. LAMPERT
/s/ Edward S. Lampert
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Edward S. Lampert

ESL INVESTMENTS, INC.
By: /s/ Adrian J. Maizey
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Name: Adrian J. Maizey
Title: Chief Financial Officer

RBS PARTNERS, L.P.
By: ESL Investments, Inc., as its general partner
By: /s/ Adrian J. Maizey
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Name: Adrian J. Maizey
Title: Chief Financial Officer

ESL PARTNERS, L.P.
By: RBS Partners, L.P., as its general partner
By: ESL Investments, Inc., as its general partner
By: /s/ Adrian J. Maizey
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Name: Adrian J. Maizey
Title: Chief Financial Officer

ESL INVESTORS, L.L.C.
By: RBS Partners, L.P., as its manager
By: ESL Investments, Inc., as its general partner
By: /s/ Adrian J. Maizey
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Name: Adrian J. Maizey
Title: Chief Financial Officer